Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334      230,364,073
WELLS FARGO BANK                            41-0449260      192,505,108
MORGAN STANLEY CO INCORPORATED              13-2665598      144,287,099
JPMORGAN CHASE & CO.                        13-3224016      100,024,323
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       95,983,095
BARCLAYS CAPITAL INC.                       05-0346412      105,255,859
DEUTSCHE BANK SECURITIES, INC.              13-2730328       77,764,441
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       85,529,750
CITIGROUP INC.                              52-1568099       69,004,780
BANK OF AMERICA SECURITIES LLC              56-2058405       52,947,115






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334        1,375,174
WELLS FARGO BANK                            41-0449260        3,091,667
MORGAN STANLEY CO INCORPORATED              13-2665598       26,060,593
JPMORGAN CHASE & CO.                        13-3224016       48,248,553
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       29,841,692
BARCLAYS CAPITAL INC.                       05-0346412       12,289,680
DEUTSCHE BANK SECURITIES, INC.              13-2730328       35,540,517
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        5,675,458
CITIGROUP INC.                              52-1568099       18,595,221
BANK OF AMERICA SECURITIES LLC              56-2058405       21,854,173




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    1,391,242,103 D. Total Sales: 211,459,405

                               SCREEN NUMBER : 12